EXHIBIT 21.1

SUBSIDIARIES

The following is a list of active subsidiary corporations of the Registrant. Subsidiaries that are inactive or conduct no business have been omitted (“Omitted Subsidiaries”). Such Omitted subsidiaries which were considered in the aggregate do not constitute a significant subsidiary.

Modiv Operating Partnership, LP, a Delaware LP

modiv, LLC, a Delaware LLC

modiv TRS, LLC, a Delaware LLC

Modiv Advisors, LLC, a Delaware LLC

Modiv Venture Fund, LLC, a Delaware LLC

RU DG OHPAME6, LLC

RU NG Melbourne FL, LLC

RU EXP Maitland FL, LLC

RU WS Summerlin NV, LLC

RU Martin Santa Clara CA, LLC

RU 6877-6971 West Frye Road Chandler AZ, LLC

RU Fairview Drive DeKalb IL, LLC

RU Elm Hill Pike Nashville TN, LLC

RU NG Parcel Melbourne FL, LLC

RU Statesville Road Charlotte NC, LLC

RU SE 51st Street Issaquah WA, LLC

RU South Avenue Yuma AZ, LLC

RU Levins Sacramento, LLC

RU DG Bakersfield, LLC

RU PMI San Carlos, LLC

RU GSA Vacaville, LLC

RU Pre K San Antonio, LLC

RU DT Morrow GA, LLC

RU WAG Santa Maria, LLC

RU ITW Sky Park LLC

RU Gap Rocklin, LLC

RU DG Big Spring, LLC

RU Sutter Rancho Cordova, LLC

RU L3 Carlsbad, LLC

Modiv RC 19110 Stone Oak Pkwy San Antonio TX, LLC

Modiv Arrow Archbold OH, LLC

MDV Trophy Carson CA, LLC

MDV of St Paul MN, LLC

MDV LINPRE 8, LLC

MDV 1031, LLC

MDV Trinity 4, LLC

MDV Upstate NY, LLC

MDV Acquisition, LLC